Exhibit 16.1

October 3, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549-7561

Commissioners:

We have read the changes in independent public accounting firm disclosure appearing in the Registration Statement on Form S-1/A of VenHub Global, Inc. dated September 30, 2025. We agree with the statements contained therein concerning our firm. We are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey